                                                                    EXHIBIT 23.1


The Board of Directors
O'Charleys Inc.


We consent to the use of our report included and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                       KPMG LLP


Nashville, Tennessee
March 23, 2001